ATLANTIC ENERGY TECHNOLOGY, INC. CONSOLIDATING BALANCE SHEET        EXHIBIT D-8
AS OF MARCH 31, 1998
(Dollars in Thousands)

                                                              Total         Consolidating          AET
                                                           Consolidated         Entries           Parent          TEE
                                                           ------------         -------           ------          ---
                     ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                  $    -            $   -            $  -            $  -
    Accounts receivable                                         *                 *                *               *
    Inventories, at average cost
        Fuel (coal, oil and gas)                                    -                -               -               -
        Materials and supplies                                      -                -               -               -
    Prepayments                                                 *                    -             *                 -
    Deferred energy costs                                           -                -               -               -
    Deferred income taxes, net                                      -                -               -               -
                                                               ------            -----            ----            ----
                                                                *                 *                *               *
                                                               ------            -----            ----            ----

INVESTMENTS
    Investment in leveraged leases                                  -                -               -               -
    Funds held by trustee                                           -                -               -               -
    Other investments                                               -             *                *                 -
                                                               ------            -----            ----            ----
                                                                    -             *                *                 -
                                                               ------            -----            ----            ----

PROPERTY, PLANT AND EQUIPMENT
    Electric utility plant                                          -                -               -               -
    Gas utility plant                                               -                -               -               -
    Common utility plant                                            -                -               -               -
                                                               ------            -----            ----            ----
                                                                    -                -               -               -
    Less: Accumulated depreciation                                  -                -               -               -
                                                               ------            -----            ----            ----
    Net utility plant in service                                    -                -               -               -
    Construction work-in-progress                                   -                -               -               -
    Leased nuclear fuel, at amortized cost                          -                -               -               -
    Nonutility property, net                                        -                -               -               -
    Goodwill, net                                                   -                -               -               -
                                                               ------            -----            ----            ----
                                                                    -                -               -               -
                                                               ------            -----            ----            ----

DEFERRED CHARGES AND OTHER ASSETS
    Unrecovered purchased power costs                               -                -               -               -
    Deferred recoverable income taxes                               -                -               -               -
    Unrecovered New Jersey state excise tax                         -                -               -               -
    Deferred debt refinancing costs                                 -                -               -               -
    Deferred other postretirement benefit costs                     -                -               -               -
    Prepaid employee benefit costs                                  -                -               -               -
    Unamortized debt expense                                        -                -               -               -
    Other                                                           -                -               -               -
                                                               ------            -----            ----            ----
                                                                    -                -               -               -
                                                               ------            -----            ----            ----

TOTAL ASSETS                                                    *                 *                *               *
                                                               ======            =====            ====            ====

*  Confidential treatment requested.

ATLANTIC ENERGY TECHNOLOGY, INC. CONSOLIDATING BALANCE SHEET        EXHIBIT D-8
AS OF MARCH 31, 1998
(Dollars in Thousands)

                                                                     Total      Consolidating        AET
                                                                 Consolidated      Entries         Parent          TEE
                                                                 ------------      -------         ------          ---
                 LIABILITIES

CURRENT LIABILITIES
    Short-term debt                                                 $    -          $    -          $  -          $  -
    Long-term debt and preferred stock due within one year               -               -             -             -
    Variable rate demand bonds                                           -               -             -             -
    Accounts payable                                                 *               *               *               -
    Taxes accrued                                                        -               -             -             -
    Interest accrued                                                     -               -             -             -
    Dividends payable                                                    -               -             -             -
    Current capital lease obligation                                     -               -             -             -
    Accrued employee separation and
        other merger-related costs                                       -               -             -             -
    Other                                                                -               -             -             -
                                                                    ------          ------          ----          ----
                                                                     *               *               *               -
                                                                    ------          ------          ----          ----

DEFERRED CREDITS AND OTHER LIABILITIES
    Other postretirement benefits obligation                             -               -             -             -
    Deferred income taxes, net                                       *                   -           *               -
    Deferred investment tax credits                                      -               -             -             -
    Long-term capital lease obligation                                   -               -             -             -
    Other                                                            *                   -           *               -
                                                                    ------          ------          ----          ----
                                                                     *                   -           *               -
                                                                    ------          ------          ----          ----

CAPITALIZATION
    Common stock                                                         -           *                 -           *
    Class A common stock                                                 -               -             -             -
    Additional paid-in capital--common stock                         *               *               *             *
    Additional paid-in capital--Class A common stock                     -               -             -             -
    Retained earnings                                                *               *               *             *
                                                                    ------          ------          ----          ----
                                                                     *               *               *             *
    Treasury shares, at cost                                             -               -             -             -
    Unearned compensation                                                -               -             -             -
                                                                    ------          ------          ----          ----
        Total common stockholders' equity                            *               *               *             *
    Preferred stock of subsidiaries:
        Not subject to mandatory redemption                              -               -             -             -
        Subject to mandatory redemption                                  -               -             -             -
    Long-term debt                                                       -               -             -             -
                                                                    ------          ------          ----          ----
                                                                     *               *               *             *
                                                                    ------          ------          ----          ----

TOTAL CAPITALIZATION AND LIABILITIES                                 *               *               *             *
                                                                    ======          ======          ====          ====

*   Confidential treatment requested.